                                                                     EXHIBIT 99j

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the captions "Financial Highlights" in the Prospectuses and "Independent Registered Public Accounting Firm" and "Financial Statements" in the Statement of Additional Information and to the incorporation by reference of our report dated February 2, 2005 on the financial statements and financial highlights of LEVCO Series Trust, in Post-Effective Amendment Number 11 to the Registration Statement (Form N-1A, No. 333-19297), included in the Annual Report to Shareholders for the fiscal year ended December 31, 2004, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Columbus, Ohio
April 22, 2005